Exhibit 10.46

Execution Version

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 24, 2025, is entered into by and among ADAPTIMMUNE THERAPEUTICS PLC, a public limited company registered under the laws of England and Wales with company number 09338148 (“Parent” and “Company”), ADAPTIMMUNE LLC, a Delaware limited liability company (“Adaptimmune US”), CM INTERMEDIATE SUB I, INC., a Delaware corporation (“Intermediate Sub I”), CM INTERMEDIATE SUB II, INC., a Delaware corporation (“Intermediate Sub II”), TCR2 THERAPEUTICS INC., a Delaware corporation (“TCR”), TRUCS Therapeutics Limited, a company registered under the laws of England and Wales with company number 11749031 (“TRUCS”), and ADAPTIMMUNE LIMITED, a private limited company registered under the laws of England and Wales with company number 06456741 (“Adaptimmune Limited ”; and, together with Parent, Adaptimmune US, Intermediate Sub I, Intermediate Sub II, TCR, TRUCS and Adaptimmune Limited, jointly and severally, individually or collectively, as the context may require, “Borrower”), the several banks and other financial institutions or entities parties to the Loan Agreement (as defined below) (each, a “Lender”, and collectively, the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

A.Borrower, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of May 14, 2024 (the “Loan Agreement”).
B.The Borrower, Agent and Lenders have agreed to certain amendments to the Loan Agreement, subject to the terms and conditions hereof but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below
SECTION 1 Definitions; Interpretation.
(a)Terms Defined in Loan Agreement.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
(b)Rules of Construction.  The rules of construction in Section 1.3 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2Waiver of Existing Defaults. Each of Borrower, Agent and the Lenders confirm and represent that as of the First Amendment Effective Date it is not aware of any Event of Default prior to or as of the first Amendment Effective Date and to the extent that it does become aware of such Event of Default having occurred prior to the First Amendment Effective Date (the “Waived Defaults”) such Waived Default is hereby waived. Agent and the Lenders’ waiver of the Waived Defaults shall apply strictly as written and only in respect of the compliance period(s) prior to the First Amendment Effective Date.  Accordingly, hereinafter, Borrower shall be in compliance with the Loan Agreement.  Agent and the Lenders’ agreement to waive the Waived Defaults (a) in no way shall be deemed an agreement by Agent or the Lenders to waive Borrower’s compliance with the Loan Agreement as of all other dates, and (b) shall not limit or impair the Agent’s or the Lenders’ right to demand strict performance of the Loan Agreement as of all other dates.
SECTION 3Amendments to the Loan Agreement.
(a)Amendments.  The Loan Agreement shall be amended as follows effective as of the First Amendment Effective Date:

(i)The following defined terms in Section 1.1 of the Loan Agreement hereby are added or amended and restated in their entirety, as applicable, to read as follows:

“First Amendment Effective Date” means the date that Borrower satisfies (meaning delivery of required documents or payment of sums owed) each of the conditions to effectiveness set forth in Section 4 of that certain First Amendment to Loan and Security Agreement dated as of March 24, 2025 by and among the Borrower, Agent and the Lenders.

“Board Approved Forecast” means (a) prior to the First Amendment Effective Date, the Original Plan, (b) from the First Amendment Effective Date through the reporting period ending February 28, 2026, the Revised Plan, and (c) from and after the reporting period ending March 31, 2026, the Original Plan  as updated from time to time by Borrower, provided that such changes are prepared in good faith and based on assumptions reasonable at such time and delivered to the Agent in accordance with Section 7.1(i) hereof and deemed acceptable to Agent in its reasonable discretion.

“Increased Cash Reporting Period” means any week during which at any point Borrower fails to maintain aggregated cash of Twenty-Five Million Dollars ($25,000,000) or less.

“Revised Plan” means the monthly cash forecast delivered by Borrower to Agent on March 19, 2025.

(ii)Section 2.2(d) of the Loan Agreement is hereby amended by renumbering the existing clause (iii) thereof as Section 2.2(e).
(iii)Section 2.5 of the Loan Agreement is hereby amended and restated to read as follows:

“2.5Prepayment.

(a)At its option upon at least seven (7) Business Days prior written notice to Agent, Borrower may at any time voluntarily prepay all or a portion (such portion not to be less than Five Million Dollars ($5,000,000) and if greater shall be greater in increments of One Million Dollars ($1,000,000)  in excess thereof) of the outstanding Advances by paying the entire outstanding principal balance (or such portion thereof), all accrued and unpaid interest thereon, all unpaid Lender’s fees and expenses due hereunder accrued to the date of the repayment (including, without limitation, the portion of the End of Term Charge applicable to the aggregate original principal amount of the Term Loan Advances being prepaid in accordance with Section 2.6(b)), together with a prepayment charge equal to the following percentage of the outstanding principal amount of such Advance amount being so prepaid: with respect to each Advance (a) if the principal amount of such Advance amounts is prepaid on or prior to the date which is twelve (12) months following the Closing Date, three percent (3.00%); (b) if the principal amount of such Advance amounts is prepaid after the date which is twelve (12) months following the Closing Date but on or prior to the date which is twenty-four (24) months following the Closing Date, two percent (2.00%); and (c) thereafter through the day before the Term Loan Maturity Date, one percent (1.00%) (each, a “Prepayment Charge”).  If at any time Borrower elects to make a prepayment, and at such time, there are outstanding Advances under multiple Tranches, the Prepayment Charge shall be determined by applying the amount of such prepayment in the following order: first, to the outstanding principal amount (and accrued but unpaid interest thereon) of Advances outstanding under the Tranche with the latest initial funding date; second, to the outstanding principal amount (and accrued but unpaid interest thereon) of Advances outstanding under the Tranche with the next latest initial funding date and so on until the entire principal balance of all Advances made hereunder (and all accrued but unpaid interest thereon) is paid in full.  Borrower agrees that the Prepayment Charge is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances.

Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control or any other prepayment hereunder.

(b)On or before March 31, 2025, Borrower shall prepay a portion of the Term Loan Advances, payable to each Lender in a pro rata amount according to the Term Commitments of the relevant Lender, in an amount (such amount, the “Paydown Amount”) equal to the sum of (1) $25,000,000 of outstanding principal of the Tranche 1 Commitment of such Term Loan Advances (Tranche 1), and (2) that portion of the accrued but unpaid interest applicable to such Term Loan Advance through the prepayment date pursuant to Section 2.2(d)(ii) of the Loan Agreement in the amount of Four Hundred Fifty Thousand Eight Hundred Seventy Dollars and Seventy-One Cents ($450,870.71).

Notwithstanding the foregoing, Agent and Lenders agree to waive (x) the Prepayment Charge if Agent and Lenders or their Affiliates (in their sole and absolute discretion) agree in writing to refinance the Advances prior to the Term Loan Maturity Date, and (y) the Prepayment Charge with respect to the Paydown Amount set forth in clause Section 2.5(b) above.  Any amounts paid under this Section shall be applied by Agent to the then unpaid amount of any outstanding Secured Obligations (including principal and interest) in such order and priority as Agent may choose in its sole discretion acting reasonably.  For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day.”

(iii)Section 2.6 of the Loan Agreement is hereby amended and restated to read as follows:

“2.6End of Term Charge.

(a)On any date that Borrower partially prepays the outstanding Secured Obligations pursuant to Section 2.5 (other than, for the avoidance of doubt, any partial prepayment that would result in all remaining outstanding Secured Obligations being prepaid in full), Borrower shall pay the Lenders a charge of equal to five and eighty-five hundredths percent (5.85%) multiplied by the aggregate principal amount of such Term Loan Advances being prepaid; provided, however, that this Section 2.6(a) shall not apply to payments made pursuant to Section 2.5(b), which shall be deferred and paid in accordance with Section 2.6(b).

(b)On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays in full the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement), (iii) the date that the outstanding Secured Obligations become due and payable in full, Borrower shall pay Lenders (x) a charge equal to five and eighty-five hundredths percent (5.85%) multiplied by the aggregate original principal amount of such Term Loan Advances funded, plus (y) without duplication, a charge equal to five and eighty-five hundredths percent (5.85%) multiplied by the aggregate amount of payment made pursuant to Section 2.5(b)(1) such charge being in the amount of $1,462,500, minus (z) the aggregate amount of payments actually made pursuant to Section 2.6(a) (together, the “End of Term Charge”).

(c)Notwithstanding the required payment date of such End of Term Charge, the applicable pro rata portion of the End of Term Charge shall be deemed earned by Lenders as of each date that an applicable Term Loan Advance is made.  For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

(iv)Section 7.1 of the Loan Agreement is hereby amended by (A) deleting the sole instance of “and” at the end of clause (k) thereof, (B) replacing the “.” At the end of clause l thereof with “; and” and (C) adding the following new clause (m) to the end thereof:

“(m)commencing on March 31, 2025 and no less often than bi-weekly (i.e. once every two weeks) (or, during an Increased Cash Reporting Period, weekly (i.e. once every week)) thereafter, and in each case in form reasonably satisfactory to Agent, cash balance reports listing the latest balances of each Deposit Account and Securities Account of the Loan Parties and their respective Subsidiaries. The first such report shall be required to be delivered on or before March 31, 2025.”

(v)Section 7.21(a) of the Loan Agreement is hereby amended and restated to read as follows:

“(a)maintain Qualified Cash in an amount greater than or equal to (i) the outstanding principal amount of the Term Loan Advances, multiplied by fifty percent (50%) (the “Minimum Cash Coverage Percentage”).

(b)References Within Loan Agreement. Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Agreement.
SECTION 4Conditions of Effectiveness.  The effectiveness of this Amendment (the “First Amendment Effective Date”) shall be subject to Agent’s receipt of the following documents, in form and substance reasonably satisfactory to Agent, or, as applicable, the following conditions being met:
(a)the Paydown Amount (as defined in Section 3(a)(iii) herein);
(b)this Amendment, executed by Agent, Lenders and Borrower;
(c)copy of resolutions of each Borrower’s Board of Directors, certified by an officer of such Borrower, evidencing (i) approval of the pre-payment evidenced by this Amendment, (ii) authorizing a specified person or persons to negotiate and execute the Loan Documents to which it is a party on its behalf; and
(d)all reasonable, documented and invoiced fees, costs and expenses, if any, due and payable as of the date hereof under the Loan Agreement.
SECTION 5Representations and Warranties.  To induce Agent and the Lenders to enter into this Amendment, each Borrower hereby confirms, as of the date hereof, that (a) the representations and warranties made by it in Sections 5 of the Loan Agreement are true and correct in all material respects save as previously notified to the Agent; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided, further, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct as of such prior date, (b) other than the Waived Defaults, Borrower is not aware of any circumstance that is likely to occur that is reasonably expected to result in an Event of Default; (c) other than the Waived Defaults, no event has had or could reasonably be expected to have a Material Adverse Effect; (d) Agent has and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral, pursuant to the Loan Documents; (e) the agreements and obligations of Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and (f) the execution, delivery and performance of this Amendment by Borrower will not violate any law, rule, regulation, order, contractual obligation or organizational document of Borrower and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues.
SECTION 6Release.  In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

Borrower acknowledges having read and understood and hereby waives the benefits of Section 1542 of the California Civil Code, which provides as follows (and hereby waives the benefits of any similar law of the state that may be applicable):

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Borrower acknowledges that the foregoing provisions of this Section 6 are intended to be a general release with respect to the matters described therein. Borrower does hereby expressly acknowledge and agree that the waivers and releases contained in this Amendment shall not be construed as an admission of and/or the existence of any claims of Borrower against Agent or Lender. Borrower does hereby acknowledge and agree that the value to Borrower of this Amendment and of the covenants and agreements on the part of Lender contained in this Amendment substantially and materially exceeds any and all value of any kind or nature whatsoever of any claims or liabilities waived or released by Borrower hereunder.

SECTION 7Miscellaneous.
(a)Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.

(i)Except as expressly amended pursuant hereto or referenced herein, the Existing Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  The Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.
(ii)Borrower hereby expressly (1) reaffirms, ratifies and confirms its Secured Obligations under the Loan Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3.1 of the Loan Agreement, (3) reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan Agreement, including without limitation any Term Loan Advances funded on or after the First Amendment Effective Date, as of the date hereof, and with effect from (and including) the Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding any amendments expressly referenced herein; and (y) secures all Secured Obligations under the Loan Agreement, as modified by this Amendment, and the other Loan Documents, (4) agrees that this Amendment shall be a “Loan Document” under the Loan Agreement, and (5) agrees that the Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.
(iii)This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Secured Obligations under or in connection with the Loan Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and the Lenders) security titles to or other liens on any Collateral for the Secured Obligations.
(b)Conditions.  For purposes of determining compliance with the conditions specified in Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.
(c)No Reliance.  Borrower hereby acknowledges and confirms to Agent and Lenders that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(d)Costs and Expenses.  Borrower agrees to pay to Agent promptly following demand the reasonable and documented out-of-pocket fees and expenses of Agent and each Lender party hereto, and the reasonable and documented fees and disbursements of counsel to Agent and each Lender party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the date hereof.
(e)Binding Effect.  The provisions of this Amendment shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any).
(f)References Within Existing Loan Agreement.  Each reference in the Existing Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder”, or words of like import, shall mean and be a reference to the Loan Agreement as modified by this Amendment.  This Amendment shall be a Loan Document.

(g)Governing Law.  This AMENDMENT and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of CALIFORNIA, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
(h)Complete Agreement; Amendments.  This Amendment and the Loan Documents constitute the entire agreement and understanding of the parties hereto in respect to the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof.
(i)Severability of Provisions.  Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
(j)Counterparts.  This Amendment may be executed in any number of counterparts, and by different parties in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
(k)Electronic Execution of Certain Other Documents.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BORROWER:

ADAPTIMMUNE THERAPEUTICS PLC, an English public limited company:

By:  /s/ Adrian Rawcliffe

Name: Adrian Rawcliffe

Title: Director

ADAPTIMMUNE LIMITED, an English private limited company

By:  /s/ Gavin Wood

Name:  Gavin Wood

Title: Director

TRUCS THERAPEUTICS LIMITED, an English private limited company

By:  /s/ Gavin Wood

Name:  Gavin Wood

Title: Director

ADAPTIMMUNE LLC, a Delaware limited liability company

Signature: /s/ Helen Tayton-Martin

Name:Helen Tayton-Martin

Title:President

[Signature Page to First Amendment to Loan and Security Agreement (Adaptimmune)]

CM INTERMEDIATE SUB I, INC., a Delaware corporation

Signature: /s/ William Bertrand

Name:William Bertrand

Title:President

CM INTERMEDIATE SUB II, INC., a Delaware corporation

Signature: /s/ William Bertrand

Name:William Bertrand

Title:President

TCR2 THERAPEUTICS INC., a Delaware corporation

Signature: /s/ William Bertrand

Name:William Bertrand

Title:President

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[Signature Page to First Amendment to Loan and Security Agreement (Adaptimmune)]

AGENT:

HERCULES CAPITAL, INC.

Signature:/s/ Seth Meyer

Name:Seth Meyer

Title:Chief Financial Officer

LENDERS:

HERCULES CAPITAL, INC.

Signature:/s/ Seth Meyer

Name:Seth Meyer

Title:Chief Financial Officer

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.

By: Hercules Adviser LLC, its Investment Adviser

Signature:/s/ Seth Meyer

Name:Seth Meyer

Title:Authorized Signatory

HERCULES PRIVATE CREDIT FUND 1 L.P.

By: Hercules Adviser LLC, its Investment Adviser

Signature:/s/ Seth Meyer

Name:Seth Meyer

Title:Authorized Signatory

[Signature Page to First Amendment to Loan and Security Agreement (Adaptimmune)]